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                                                                    EXHIBIT 10.3

                                AGREEMENT BETWEEN
                           INTEGRAL TECHNOLOGIES, INC.
                                       AND
                  WEST VIRGINIA UNIVERSITY RESEARCH CORPORATION
                                  ON BEHALF OF
                            WEST VIRGINIA UNIVERSITY

         This Agreement effective as of this 9th day of February 1996 by and between Integral Technologies, Inc. a corporation having its principal place of business at #102-688 West 12th Ave., Vancouver, BC, Canada hereinafter referred to as "Sponsor" and the West Virginia University Research Corporation on behalf of West Virginia University, an institution having an address of P.O. Box 6845, Morgantown, WV 26506-6845, hereinafter referred to as "University".

                                    RECITALS

         1. University has on its staff James E. Smith, who has proposed a research Project (hereinafter defined) entitled "Counterfeit Currency Determination Prototype".

         2. Sponsor desires to support the research Project by providing financial support sufficient to pay costs of the research Project.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter recited, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.00. General. When used in this Agreement, each of the following terms shall have the meaning as set forth in this Article 1.

         Section 1.01. "Project" means research under the direction of James E. Smith, West Virginia University. A detailed description of the Project is provided in Appendix 1, which is incorporated herein and made a part of this Agreement.

         Section 1.02.  "Project Leader" means James E. Smith.

         Section 1.03. "Project Team" means the Project Leader and person(s) working under his direction and control.

         Section 1.04. "Project Funds" means funds provided by Sponsor in support of the Project.

                                   ARTICLE II
                               FUNDING OF PROJECT

         Section 2.00. Duration of Funding. Subject to the fulfillment of all terms and conditions of this Agreement, Sponsor shall provide Project Funds for the period January 16, 1996, to January 15, 1997, in accordance with the budget set forth in Appendix 1, which is incorporated herein and made a part of this Agreement. The University and Project Leader shall use the Project Funds in substantially the manner designated in said budget.

         Section 2.01. Scheduling of Payments. Project Funds during this Agreement shall be paid to University monthly based on invoices submitted by the University.

         Section 2.02. Reporting. In order to enable Sponsor to comply with applicable federal tax laws and regulations, the University, if requested by Sponsor, shall report within sixty (60) days after the close of each calendar year, the dollar amount of the Project Funds which were expended on research activities during the year.



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                                   ARTICLE III
                        PLANNING AND EXECUTION OF PROJECT

         Section 3.00. Reports. Upon execution of the Agreement and form time to time during the term of the Agreement, the Project Leader and representative of Sponsor shall meet to discuss the progress of the Project.

         Section 3.01. Conduct of Studies. All work done in connection with the Project shall be carried out in strict compliance with all applicable laws, regulations, or guidelines governing the conduct of research at the site where such studies are being conducted.

         Section 3.02. Personnel of Project Team. Upon initiation of the Project shall, the Project Leader shall provide Sponsor with a roster of personnel comprising the Project Team, and shall thereafter update the roster whenever the composition of the Project team changes. If for any reason the Project Leader ceases to be associated with University or otherwise becomes unavailable to work on the Project, Sponsor at its option, may terminate this Agreement. Upon termination, Sponsor shall be relieved of its obligation to make any further payments of Project Funds.

                                   ARTICLE IV
                               RESULTS OF PROJECT

         Section 4.00. Reports. The Project Leader, upon completion of the Project, shall promptly provide Sponsor with a comprehensive written report.

         Section 4.01. Patented Inventions. In the event that a patentable invention is conceived or reduced to practice or improvements made thereof in the course of the Project by one or more members of the Project Team, said inventions or improvements shall be owned by the University and managed in accordance with the pre-existing license agreement between the University and Integral Concepts Incorporated (ICI) provided as Attachment 2 to this Agreement and the sublicense between ICI and the Sponsor. The University shall file or cause to have filed a patent application covering such invention(s) upon the request of Sponsor and at Sponsor's expense. University shall have title to any such patent applications and to any paten or patents maturing therefrom. University shall have the right to file at its own expense any patent applications if Sponsor does not request such filings. Out-of-pocket expenses incurred by Sponsor in the filing, prosecution, or maintenance of patent applications or patents relating of the Project (Patent Costs) shall be credited against any royalties which may become payable to University by Sponsor.

         Section 4.02. Filing and Prosecution of Patent Applications. Filing and prosecution of patent applications on inventions, the coverage of which is requested by Sponsor, shall be carried out by counsel mutually agreeable to both parties.

         Section 4.03. Confidentiality. Except as otherwise expressly provided in the Agreement, University and the members of the Project Team shall use their best efforts to retain in confidence, for a period sufficient for steps to be taken to secure adequate patent protection, all information generated under the Project or received from Sponsor during the course of the Project. Such information may however, be disclosed insofar as such disclosure is necessary to allow University or the Project Team and its individual members to defend against litigation, to file and prosecute patent applications, or to comply with governmental regulations. Such obligation of confidentiality shall be waived as to information which (i) is in the public domain, (ii) comes into the public domain through no fault of the party claiming waiver, (iii) was known



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to the party claiming waiver prior to its disclosure by ______ (iv) is disclosed to the party claiming waiver by a third party having a lawful right to make such disclosure or (v) both the University and Sponsor agree, in writing to make a disclosure. Approval or disapproval shall be given within ten (10) working days of receipt of the request and neither party shall unduly withhold their approval. Requests for disclosure approval shall be submitted to the parties identified below:

Requests from Sponsor to University shall be sent to William W. Reeves, Office of Sponsored Programs, West Virginia University, 617 North Spruce Street, P.O. Box 6845, Morgantown, WV 26506.

Request form University to Sponsor shall be sent to

           William Ince /s/, William Robinson /s/, or Robert Pratt /s/
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                                    ARTICLE V
                              TERM AND TERMINATION

         Section 5.00. Term. This agreement shall remain in effect unless sooner terminated in accordance with the provisions of Section 3.02, 5.02, or extended pursuant to Section 5.01.

         Section 5.01. Extension. By mutual agreement of the Project Leader, University, and Sponsor, this Agreement may be extended for additional periods with additional funding.

         Section 5.02. Voluntary Termination. Either party may terminate this Agreement at any time upon ninety (90) days advance written notice.

         Section 5.03. Termination for Breach. If either party shall be in default of any of its obligations under this Agreement and shall fail to remedy such default within sixty (60) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice of termination.

         Section 5.04. Effect of Termination of Expiration. Termination or expiration of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination or expiration. Sponsor shall reimburse the University for all costs incurred to date of termination and the parties shall negotiate settlement for non-cancelable obligations made prior to termination.

                                   ARTICLE VI
                             DISCLOSURE OF AGREEMENT

         Section 6.00. Disclosure of Agreement. Except as required by law, neither University nor Sponsor shall release any information to any third party with respect to the existence or terms of this Agreement without the prior written consent of the other. This prohibition includes, but is not limited to, press release, educational and scientific conferences, promotional materials, government filings, and discussions with lenders, investment bankers, public officials, and the media.

         If either party determines a release of such information is required by law, it shall notify the other in writing as soon as possible before the date of the proposed release. The notice shall include the exact text of the proposed release and the time and manner of the release. If requested, the party seeking to release information shall furnish to the other an opinion of counsel that the release of all information is required by law. At the other party's request and before the release, the party desiring to release the information shall consult with the other party




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on the necessity for the disclosure and the text of the proposed release. In no event shall a release include information regarding the existence of terms of this Agreement that is not required by law.

                                   ARTICLE VII
                             MISCELLANEOUS PROVISION

         Section 7.00. No Agency. It is understood and agreed that University shall have the status of any independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either party to act as agent for the other. Members of the Project Team shall be and shall remain employees of University, and Sponsor shall not incur any liability for any act or failure to act by members of the Project Team individually or collectively. Members of the Project Team, employees of University, and University shall not incur any liability for any act by employees of the Sponsor.

         Section 7.01. Force Majeure. Each party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of any such obligation shall be prevented by acts beyond the reasonable control of the party affected thereby.

         Section 7.02. Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by instrument in writing signed by both parties.

         Section 7.03. Applicable Tax Law. This Agreement shall be construed and the rights of the parties determined in accordance with the laws of the State of West Virginia.

         Section 7.04. Titles. The titles of the Articles and Sections of this Agreement are for general information and referenced only, and this Agreement shall not be construed by reference to such titles.

         Section 7.05. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes hereof if mailed by first class certified or registered mail, postage prepaid, addressed to the party to be notified at its address shown at the beginning of this Agreement or such other address as may have been furnished in writing to the notifying party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers thereunto duly authorized, the day and year herein written.

WEST VIRGINIA UNIVERSITY                           INTEGRAL TECHNOLOGIES, INC.
RESEARCH CORPORATION ON BEHALF
OF WEST VIRGINIA UNIVERSITY

ATTEST:                                            ATTEST:
BY:      WILLIAM W. REEVES /S/                     BY:      WILLIAM A. INCE /S/
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       SIGNATURE                                          SIGNATURE
TYPED NAME:  WILLIAM W. REEVES                     TYPED NAME:  WILLIAM A. INCE
TITLE: SECRETARY                                   TITLE: PRESIDENT

DATE:    02/06/96                                  DATE:  FEBRUARY 9, 1996
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